CONSENT OF INDEPENDENT ACCOUNTANTS

                               -------------------

We consent to the incorporation in this Post-Effective Amendment No.13 to the Registration Statement of Northstar Galaxy Trust on Form N-1A (File Nos. 33-847 and 811-4434) of our reports dated December 11, 1998, February 5, 1999 and February 5, 1999, on our audits of the financial statements and financial highlights of Northstar Trust, Northstar Equity Trust, and Northstar Funds, respectively, which reports are included in the Annual Reports to Shareholders for the years ended October 31, 1998, December 31, 1998, and December 31, 1998, which are also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


                                                      PricewaterhouseCoopers LLP



New York, New York
February 26, 1999